Exhibit 10.17
LIGGETT GROUP LLC
100 Maple Lane
Mebane, NC 27302-8160
January 14, 2011
Mr. Ronald J. Bernstein
329 Circle Park Place
Chapel Hill, NC 27517
Dear Ron:
     This letter agreement constitutes an amendment to the Employment Agreement dated as of November 11, 2005, (the “Agreement”), between Liggett Group Inc. (the “Company”) and Ronald J. Bernstein (“Executive”). The Company and Executive wish to amend the Agreement as set forth below. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Agreement.
     A. The Agreement is amended in the following respects:
     1. Section 3(f) of the Agreement is deleted and replaced by the following:
     (f) Annual Incentive Compensation. Subject to the approval of the VGR Senior Executive Incentive Compensation Plan (together with any amendments thereto, the “Plan”) at VGR’s 2011 annual shareholders’ meeting, during the Contract Term, Executive shall be entitled to participate in the Plan, including any successor thereto, commencing with the calendar year ending December 31, 2011, and be eligible to receive an annual bonus based on a target bonus opportunity of 100% of Salary and to receive such other long-term incentive awards as may from time to time be awarded to Executive under the Plan. Annual Bonus payments and any long-term incentive awards shall be subject to compliance with performance goals determined by the VGR Compensation Committee in accordance with the Plan.
     2. Exhibit D of the Agreement is deleted in its entirety.
     B. This letter agreement constitutes an amendment to and a modification of the Agreement and shall for all purposes be considered a part of the Agreement. Except as amended hereby, the Agreement is confirmed and ratified in all respects and shall remain in full force and effect.
     Please indicate your agreement with the foregoing by countersigning two copies of this letter agreement in the space provided below and returning one of such copies to us.
Very truly yours,
LIGGETT GROUP INC.

Mr. Ronald J. Bernstein
January 14, 2011

By:	/s/ John R. Long
John R. Long
Vice President, General Counsel and Secretary

The foregoing letter agreement
is consented and agreed to as
of the date first above written.

By:	/s/ Ronald J. Bernstein
Ronald J. Bernstein
Vector Group Ltd.
(as to Section 3(f) only)

By:	/s/ Richard J. Lampen
Richard J. Lampen Executive Vice President